                                                                   EXHIBIT 10.10

                              MANAGEMENT AGREEMENT
                              --------------------


     This AGREEMENT is made effective the 1st day of August 15, 1995 by and between LEGION INSURANCE COMPANY, an insurance corporation having its principal place of business at One Logan Square, Suite 400, Philadelphia, Pennsylvania 19103 (hereinafter referred to as the "Company") and STIRLING COOKE INSURANCE SERVICES, INC. having its principal place of business at 2801 Fruitville Road, Suite 250, Sarasota, FL 34237 (hereinafter referred to as the "Manager").

     FOR AND IN CONSIDERATION OF the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:


1.   TERM OF AGREEMENT

          This Agreement shall be for a period of one (1) year commencing August 15, 1995 and ending August 15, 1996, and shall continue in force thereafter for successive annual periods unless sooner terminated in accordance with the provisions of the Termination Section, 27, of this Agreement.

2.   APPOINTMENT OF MANAGER

     A. The Company hereby nominates, constitutes and appoints the Manager as its legal representative and true and lawfull attorney to act in the Company's behalf in the procuring underwriting, issuing and servicing of policies of insurance for workers compensation and employers liability. This appointment shall apply only with respect to Workers' Compensation and Employers Liability insurance business (hereinafter the "Stirling Cooke Florida Agency Captive Program") produced by manager as set forth in the attached Addendum to this Agreement.

     B. Such authority shall be exercised only in accordance with the terms of this Agreement and such conditions and limitations as are from time to time established by the Company.

3.   TERRITORY

     A. The Manager shall have non-exclusive authority to write on behalf of Company Workers' Compensation and Employers Liability business in those states set forth in the attached Addendum and such other states as the parties may subsequently mutually agree upon in writing; subject to the applicable licensing authority of the Company.

     B. Either party shall have the right to conduct any other business for its own account without regard to this Agreement. Either party shall have the right to conduct business for its own account with any insurance or reinsurance entity or insurance or reinsurance intermediary.

4.   LIMITATIONS OF AUTHORITY OF MANAGER

     A. The Manager shall not have any authority to waive any forfeiture, grant any permit, collect any premiums except for those policies and/or certificates which are subject to this Agreement, or bind the Company in any way except as herein expressly stated.

     B. The Manager shall not solicit or issue any policy or certificate in any state which the Company shall exclude from this Program upon notice in writing to Manager.

     C. The Manager shall not bind reinsurance or retrocessions on behalf of the Company.

     D. The Manager shall not commit the Company to participate in insurance or reinsurance syndicates.

     E. The Manager shall not appoint any producer without assuring that the producer is lawfully licensed to transact the type of insurance for which he/she is appointed.

     F. The Manager shall not jointly employ an individual who is employed with the Company.

     G.   The Manager shall not appoint a sub-managing general agent.

     H. The Manager shall not bind the Company to any risk with regard to which the Company shall previously have notified the Manager in writing that such risk is excluded from the business hereunder.

     I. The Manager will cancel any risk forthwith at the instruction of Company.

5.   GENERAL DUTIES OF COMPANY

          The Company will:

     A. Procure and maintain licenses and/or certificates of authority as an insurance company in such states as the Company is licensed as of the effective date of this

          Agreement.

     B. Make all necessary rate and form filings as required by law in which the policies or coverage set forth in the Addendum to this Agreement are to be sold, and it shall not issue policies prior to satisfying those state requirements.

     C. Make all statistical filings and collect all statistical and underwriting data applying to this business written pursuant to this Agreement as mutually agreed to by the parties, such agreement not to be withheld unreasonably.

     D. Appoint such agents for the production of business as may be requested by the Manager; provided, however, that the Company, in its sole discretion, shall retain the right to refuse to appoint any individual.

     E. Make such filings, including policy forms, rates and rules, as may be required by the regulatory authorities in the States in which business is written pursuant to this Agreement.

6.   GENERAL DUTIES OF MANAGER

          The Manager will:

     A. Maintain licenses as an agent or producer in all states in which business is written under this Agreement, including such licenses as may be required under any Managing General Agency law or regulation;

     B. Supervise, direct and implement the production, underwriting, premium collection, accounting, statistical, and other work necessary or incidental to the insurance business written under this Agreement;

     C. Set up and maintain such books and records in the manner and as required by the Company to record the transactions pursuant to this Agreement;

     D. Compile and file with the Company such statistical information as more fully set forth herein;

     E. Provide notice to Company of any material change of ownership or control of Manager;

     F.   Cancel policies and/or certificates for cause;

     G. Provide the Company with an independent financial examination in a form acceptable to the Company in the event that the gross direct written premium on the business written under this Agreement equals or exceeds
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          five percent (5%), in any one quarter or year, of the policyholder surplus of the Company as reported in its last annual statement;

     H. Promptly and appropriately respond to all correspondence and notices relating to financing or proposed financing of premiums on policies issued under this Agreement, and forward copies to Company. Manager is not authorized to finance or engage in the financing of any policy on behalf of Company.

7.   EXCLUSIONS

          The following classifications require Manager to receive prior written approval prior to issuing binders:

     A.   NCCI rated Hazard Group IV risks.
     B. NCCI classifications with known occupational disease exposures including but not limited to:
               1164-MINING NOC-COAL-UNDERGROUND-Drivers
               1624-QUARRY NOC & DRIVERS
               1710-STONE CRUSHING & DRIVERS
               1741-FLINT GRINDING & DRIVERS
               1803-STONE CUTTING OR POLISHING NOC & DRIVERS
               1852-ASBESTOS GOODS MFG.
               3081-FOUNDRY-FERROUS-NOC
               3082-FOUNDRY-STEEL CASTINGS
               3085-FOUNDRY-NONFERROUS
               3175-RADIATOR OF HEATER MFG.
               4024-REFRACTORY PRODUCTS MFG. & DRIVERS
               5508-STREET OR ROAD CONSTRUCTION: ROCK EXCAVATION
                    & DRIVERS
               6251-Tunneling-NOT PNEUMATIC-ALL OPERATIONS
               6252-SHAFT SINKING-ALL OPERATIONS
     C.   USL&H, Jones Act, or other Federal Acts exposure.
               1165-MINING NOC-COAL-SURFACE & DRIVERS
               2702-LOGGING OR LUMBERING & DRIVERS
               2710-SAW MILL
               3639-EXPLOSIVES OR AMMUNITION MFG.
               4206-PULP MFG.-GROUND WOOD PROCESS
               4207-PULP MFG.-CHEMICAL PROCESS
               4777-EXPLOSIVES DISTRIBUTORS & DRIVERS
               4800-4823-CHEMICAL & DYESTUFF
               5160-ELEVATOR ERECTION OR REPAIR
               5222-CONCRETE CONSTRUCTION IN CONNECTION W/BRIDGES
               5551-ROOFING-ALL KINDS & YARD EMPLOYEES, DRIVERS
               5703-BUILDING RAISING OR MOVING & DRIVERS
               6306-SEWER CONSTRUCTION-ALL OPERATIONS & DRIVERS
               6319-GAS MAIN OR CONNECTION CONSTRUCTION & DRIVERS

          The following classifications will also be excluded:
               1.   Municipalities and Government Bodies.
               2. Railroads, except scenic railways, and access lines and industrial and owned operations.

     D. Aviation risks. owner/operators of aircraft flight and ground operations when flying is the major part except. when written as an incidental part of an insured's overall operations.
     E.   Work on or navigation of any commercial vessel.
     F.   All mining or quarrying operations.
     G. Wrecking or demolition of buildings or structures in excess of three stories.
     H. Workers' Compensation as respects asbestos manufacturing, installation, distribution, transportation or removal.
     I.   Chemical/petrochemical manufacturers of highly Toxic materials.
     J.   Amusement parks, carnivals or circuses, except Disney properties.
     K.   Blasting or excavating operations over 25 feet in depth.
     L.   Tunnel or subway construction.
     M. Marine wrecking, including repair, cleaning, or demolition of commercial vessels or barges, except boat yards which have as their major line of business, pleasure craft.
     N. Underground, offshore or submarine operations including underground mining.
     O. Construction and/or maintenance of coffer dams. Stevedoring or operations covered by the U.S. Longshoreman's and Harbor Workers Act or Jones Act.
     P. Nuclear Regulatory Commission projects and operations conducted under license from the nuclear Regulatory Commission.
     Q.   Professional Sports Teams.
     R.   Commercial Airlines.
     S.   Employee Leasing.

          Risks with following classifications must be submitted to carriers/reinsurers for approval prior to Manager binding coverage;

          1.   Classifications:

          1320-OIL OR GAS LEASE OPERATOR-ALL OPERATIONS & DRIVERS 1322-OIL OR GAS WELL:CLEAN OR SWAB BY CONTRACTOR-
               NODRILL ETC.
          3642-BATTERY MFG-DRY
          3647-BATTERY MFG-STORAGE
          3719-OIL STILL ERECTION OR REPAIR
          3821-AUTOMOBILE DISMANTLING & DRIVERS
          4740-OIL REFINING-PETROLEUM & DRIVERS
          5069-IRON OR STEEL:ERECTION-CONSTRUCTION OF DWELLINGPER
               MANUAL
          5102-DOOR. DOOR FRAME OR-SASH ERECTION-METAL OR METAL
               COVER
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          5183-PLUMBING NOC & DRIVERS
          5213-CONCRETE CONSTRUCTION NOC
          5221-CONCRETE OR CEMENT WORK-FLOORS, DRIVEWAYS, YARDS
               OR SIDEWALKS
          5506-STREET OR ROAD CONSTRUCTION:PAVING OR REPAVING AND
               DRIVERS
          5507-STREET OR ROAD CONSTRUCTION:SUBSURFACE WORK OR
               DRIVERS
          6003-PILE DRIVING & DRIVERS
          6204-DRILLING NOC & DRIVERS
          6213-OIL OR GAS WELL:  SPECIALTY TOOL OPERATION NOC-BY
               CONTRACT
          6214-OIL OR GAS WELL:PERFORATING OR CASING-ALL
               EMPLOYEES & DRIVERS
          6216-OIL OR GAS LEASE WORK NOC-BY CONTRACTOR & DRIVERS 6233-OIL OR GAS PIPELINE CONSTRUCTION & DRIVERS 6235-OIL OR GAS WELL:DRILLING OR REDRILLING & DRIVERS 6236-OIL OR GAS WELL:INSTALLATION OR RECOVERY OF CASING
               & DRIVERS
          6237-OIL OR GAS WELL:INSTRUMENT LOGGING OR SURVEY WORK
               & DRIVERS
          7370-TAXICAB CO:ALL Other EMPLOYEES & DRIVERS 7539-ELECTRIC LIGHT OR POWER CO. NOC-ALL EMPLOYEES &
               DRIVERS
          8350-GASOLINE DEALER & DRIVERS
          8393-AUTOMOBILE BODY REPAIR
          8500-METAL SCRAP DEALER & DRIVERS


8.   UNDERWRITING

          In connection with its underwriting responsibilities under this Agreement Manager shall underwrite on behalf of Company authorized insurance business pursuant to the guidelines as set forth in the attached Addendum(s) to this Agreement. In no event shall Manager be liable to the Company or any other person for claims against the Policy arising out of the risks underwritten or for underwriting losses, except to the extent that such claims may be covered under the provisions of Section 25, Indemnification, below.


9.   CLAIMS ADMINISTRATION

          In connection with its authority and responsibilities under this Agreement, the Manager shall:

     A. Receive and examine, on behalf of the Company, all reports of loss, potential liability or formal claims under policies issued during the term of this Agreement;

     B. Investigate, including investigation of other available insurance, and adjust, settle or deny all claims in accordance with the terms of the applicable policy and applicable laws and subject to the ultimate authority of the Company as provided in Section Nine hereof;

     C. Establish and adequately reserve a claim file for each claim for which there is anticipated liability and/or a formal claim has been made and code such claim in accordance with such reasonable statistical data requirements as may be mutually agreed upon, such agreement not to be unreasonably withheld by either party. All claims files shall be the joint property of the Company and Manager. However, upon an order of liquidation of the Company such files shall become the sole property of the Company or its estate. In such instance the Manager shall have reasonable access to and the right to copy the files on a timely basis;

     D. Make timely payments of valid claims under applicable policies issued under the program, together with Allocated Loss Adjustment Expenses, out of funds provided by the Company pursuant to Section 11, hereof subject to the limitations and requirements of this Agreement. If an authorized representative of the Company directs in writing by facsimile or certified mail that any payment not be made, and if after receipt of such notice Manager nevertheless makes such payment, the Company shall be under no obligation to repay Manager for such payment;

     E. Maintain an accurate and complete claim file on each reported claim which shall be available during normal business hours for inspection by the Company, its representatives or by appropriate regulatory authorities. The Company shall have the right to copy any and all claims files or any documents related to any claim. Manager shall maintain and store closed claim files for no less than one year after the expiration of the statute of limitations applicable to each claim file;

     F. Provide all information necessary to the Company to allow it to timely file all legally required forms and reports with the appropriate state and federal agencies, including but not limited to filings required by
          Section 6041 of the Internal Revenue Code;

     G. In connection with the performance of its obligations under this Agreement, provide trained, competent, and where required licensed claims adjusters and perform the services to be rendered hereunder in a manner commensurate with the highest professional standards, in good faith, and in accordance with all applicable laws and regulations. At no time shall the case load per claims adjuster exceed 225 claims without the prior written approval of the Company;

     H. Protect any subrogation rights to the Company which may arise upon payment of claims and notify the Company of any subrogation rights which may be available to the Company. At the direction of the Company, Manager shall pursue on the Company's behalf the Company's subrogation rights through litigation or otherwise, and the cost of such litigation shall be treated as an Allocated Loss Adjustment Expense;

     I. Perform all administrative and clerical work in connection with claims including the preparation of checks and/or drafts drawn on the loss fund established herein; and

     J. Respond immediately to any inquiry, complaint or request received from an Insurance Department, other Regulatory Agency, client, claimant, agent, broker, or other interested party relating to a claim serviced under this Agreement; a copy of the original inquiry from any Insurance Department or other regulatory agency and the Manager's response shall be provided in a timely manner to Company.

10.  CLAIMS SETTLEMENT AUTHORITY

     A. Unless otherwise advised by the Company, Manager shall have authority and control in all matters, pertaining to the handling of claims under this Agreement, except which involve or which are expected to involve aggregate expenditures (of loss Adjustment Expenses) in excess of $25,000. For claims in excess of this amount, or for claims involving a coverage dispute or open for more than six months, Manager shall provide Company with a Narrative Serious Loss Report and a copy of the claim file. The Narrative Serious Loss Report shall be in a form as may be mutually agreed upon, such agreement not to be unreasonably withheld by either party. Additional Narrative Serious Loss Reports shall be submitted whenever there is a change in the reserve on such claims. Unless otherwise advised by the Company, Manager shall continue to handle the claim but shall not settle the claim without first obtaining the approval of the Company.

     B. Manager shall not, without prior approval of the Company, collect any payment from a reinsurer or commit the Company to any claim settlement with a reinsurer. If the Company gives prior approval, Manager shall promptly forward a report to the Company.

     C. The Company shall retain ultimate settlement authority for all claims serviced under applicable policies issued under the Program. Notwithstanding the authority delegated to Manager under this Agreement Company shall have the option of taking over the handling and settlement of any or all claims upon 30 days written notice to Manager and Manager's failure to cure and/or comply with Company's objections.

     D. Manager shall comply with such reasonable claims procedures and guidelines established by Company in accordance with industry standards and provided to Manager.


11.  DRAFT AUTHORITY AND ISSUANCE

     A. Manager shall have authority in a fiduciary capacity to draw upon a bank account (the "Loss Payment Account") which shall be established in a bank which is a member of the Federal Reserve System for use in payment of claims. Such authority may be revoked at any time by the Company upon written notice. Initial funding of the Loss Payment Account will be in the amount of $10,000. The Loss Payment Account will be replenished monthly by the Company to an amount equal to two
          (2) months estimated paid losses upon receipt of required monthly accountings as set forth in Section 12(D). The Company may review the adequacy of the account at any time and increase or decrease the account as necessary. The Manager shall be required, upon the request of the Company, to remit promptly any funds in the account in excess of the required by the Company. The Loss Payment Account Shall, to the extent permitted by law, be an interest bearing account, with all accrued interest, less any applicable income taxes, to be applied to the loss fund for the payment of claims.

     B. Only those persons to whom Company specifically grants authority in writing shall issue any check upon the Loss Payment Account. Such authority may be revoked upon written notice to the appropriate parties. The Company shall designate two of its employees or representatives as authorized signatories on such account.

     C. Checks in excess of $25,000 shall require the prior approval of Company. Checks in excess of $5,000 shall require the signatures of Two Manager employees.

     D. All checks shall be accounted for by Manager as on hand, issued, voided, or canceled. Manager shall provide a monthly account to the Company within fifteen (15) days after the end of the month for which the account is given. Manager shall have the responsibility for balancing the Loss Payment Account. A duplicate copy of all statements shall be sent to the Company by Manager.
          Copies of checks issued by the Company, and agreed to by Manager, such agreement not to be unreasonably withheld.


12.  RECEIPT OF FUNDS/ACCOUNTS/REPORTS

     A. Accounts of money due the Company on the business written by the Manager with the Company shall be made, and the balance therein shown to be due shall be paid, not later than thirty (30) days after the close of the month in which the premium is written.

     B. Manager is authorized to use premium financing through unaffiliated licensed premium finance companies on Policies issued under this Agreement. Premiums paid to Manager by premium finance companies shall be accounted for and paid to Company as received by Manager, and in no event shall Manager hold any such financed premiums longer than allowed by Section 12(A) of this Agreement. Manager shall provide all services related to premium financing, including but not limited to promptly and appropriately responding to all correspondence and notices related to such premium financing. Manager shall ensure that all pro rata refunds of premium due to premium finance companies are properly accounted for and paid to premium finance companies, and shall be liable for any such amounts improperly paid to the insured.

     C. All premiums collected by the Manager are to be held in a fiduciary capacity for the Company in an account in a bank which is a member of the Federal Reserve System, and are the property of the Company. Any interest earned in such account shall accrue for the benefit of the Manager. The burden of collection of such premium shall be borne by the Manager. The Manager has no interest in the premiums collected by it and shall make no deductions therefrom before paying the same to the Company except for the compensation authorized in Section 18. The Manager shall not make personal use of such premium funds either in paying expenses of the Manager or otherwise.

     D. The Manager shall report to the Company not later than thirty (30) days after the close of each month, in a form and manner acceptable to the Company, statements of premium written:

          1.   All Policies and/or certificates issued;

          2.   Changes and cancellations;

          3.   Premium statements.

     E. Manager shall provide to Company on a monthly basis loss runs detailing by report period, year to date and inception to date figures the following information by accident date: policy number (if more than one), claim number, state, location number, total incurred expense, broken down by loss coverage/peril, allocated loss adjustment expense, outstanding reserve (loss and loss adjustment), salvage, subrogation, and such other information requested by Company or Insured and agreed to by Company.


13.  BOOKS AND RECORDS

     A. The Manager shall separately maintain true, accurate and complete records and accounts of all transactions arising out of this Agreement. Said records and accounts shall be maintained at all times in such a manner and form as may be agreed to by the Company and in accordance with generally accepted accounting and insurance practices and applicable state records retention statutes.

     B. It shall be the duty of the Manager, unless the Company relieves it of the same, to prepare and submit to the Company the underwriting and statistical data applying to the business it does for the Company for the Company's Annual Statement and other reports required of the Company by states for business the Manager does for the Company.

     C. All records and accounts or other documents relating to the business of the Company arising out of this Agreement are the property of the Manager and shall be subject at all reasonable times to inspection, duplication and/or audit by a duly authorized representative of the Company, including representatives of regulatory agencies. In the event of termination of this Agreement, such records, accounts and documents will be made available to the Company for inspection and copying at the Manager's office after termination. Manager shall either (i) maintain such materials for a period of five (5) years after the date of termination of this Agreement or (ii) provide for the transfer of said records to the Company. All such copies and/or transfers shall be at the expense of the Company.

     D. All supplies furnished to the Manager by the Company shall remain the property of the Company and shall be returned to the Company or its representative promptly upon termination of this Agreement. All other supplies furnished or maintained by Manager, including blank policy forms, shall be destroyed by Manager upon termination of this Agreement.

     E. The audited books and accounts of the Company and the Manager shall be acceptable as full and final evidence in all matters relating to this Agreement.

14.  COMPLIANCE WITH REGULATIONS AND LAWS

     A. In the conduct of business under this Agreement, the Manager shall promptly and fully comply with all instructions, rules and regulations as it may receive from the Company and with all applicable laws, regulations and rulings, including but not limited to Managing General Agents laws, by any governmental authority, agency, bureau or commission having jurisdiction. All certificates and policies of insurance will be issued and delivered, and, when required, countersigned, pursuant to the applicable laws, regulations and rulings of any governmental authority, agency, bureau or commission. In those states where the Company is qualified as a surplus lines insurance company, the Manager shall act only through a resident surplus lines broker.

     B. In the conduct of business under this Agreement, the Company will observe and comply with all applicable laws, regulations and rulings by any governmental authority, agency, bureau or commission having jurisdiction.

     C. Manager shall, at its sole expense, provide for required countersignatures on policies written pursuant to this Agreement. Where possible, the Company will assist Manager in obtaining countersignatures. The Manager shall not bind the Company to any risk with regard to which the Company shall previously have notified the Manager in writing that such risk is excluded from the business hereunder. The Manager will cancel any risk forthwith, at the instruction of the Company.


15.  AUDIT RIGHTS

     A. In order to assure itself of Manager's compliance with the terms of this Agreement, Company, upon reasonable written notice to Manager, shall have the right to conduct audits of the books and records of Manager either with its own employees or independent outside auditors during normal working hours. Such audits shall include but not be limited to: (i) annual independent actuarial review of the adequacy of loss reserves established for losses incurred and outstanding and (ii) semi-annual on-site review of underwriting and policyholder service operations.

     B. Upon reasonable written notice, Manager shall permit authorized employees and representatives of the Company to review the operations of Manager, both at its places of business and in the field, in order to evaluate the quality and accuracy of Manager's employees and operations.


16.  ADVERTISING AND SOLICITATION MATERIALS

          The Manager agrees that no pamphlets, booklets, advertising materials, or any other promotional materials relating to the Company shall be used, issued or circulated by Manager, or authority to do so granted to Manager, unless specifically authorized by the Company, such authorization not to be unreasonably withheld. Company shall promptly respond to any submission of such materials by Manager.


17.  EXPENSES

     A. The Manager shall incur, accept and pay certain expenses in connection with the production, marketing and servicing of the insurance business, written under this Agreement, including but not limited to the following:

          1. Printing of proposals, booklet certificates, solicitation brochures, premium notices, record and reports, and all documents and other materials required to fulfill the obligation of the Manager under this Agreement;

          2.   Promotional advertising and public relations expenses;

          3. The Manager's general office expenses, including but not limited to rent, salaries, utilities, transportation, furniture, fixtures, equipment, supplies, telephone, postage and other general overhead expenses.

     B. The Company shall not be responsible for any fees or expenses incurred by the Manager, its employees, agents or brokers to obtain or maintain licenses required to perform activities relating to this Agreement.


18.  COMPENSATION

     A. Subject to compliance by the Manager with the terms and conditions of this Agreement, the Company will allow Manager the following as full compensation for all services rendered and expenses incurred by Manager:

          1. An amount equal to a percentage of the Gross Collected Premium specified in the attached Addendum(s) on the business coming under this Agreement. Gross Collected Premium shall include adjustments for termination of policies and for increases and decreases in policy premiums.

     B. The Manager shall not be entitled to any compensation for services of any kind rendered to or on behalf of the Company except as described in this Agreement.


19.  COMMISSION REFUNDS

          Commissions paid to the Manager on canceled policies and reduced premiums shall be refunded to the Company at the same rates at which such commissions were originally earned by the Manager.


20.  LAWS GOVERNING

          This Agreement, including the provisions relating to arbitration, shall be governed by the laws of the Commonwealth of Pennsylvania.


21.  INSURANCE

     A.   Manager shall, at all times during this Agreement, maintain:

          1. An Errors and Omissions Policy covering all officers and employees, issued by an admitted insurer or by Lloyd's Underwriters, providing coverage of not less than $5,000,000, with a per occurrence deductible not to exceed $1,000,000;

          2. A Fidelity Bond covering all officers and other employees of Manager, issued by an admitted insurer or by Lloyd's Underwriters, in an amount not less than $5,000,000, with a deductible not to exceed $25,000; and such other Bond as may be required for the protection of the Company by any governmental authority, agency, bureau or commission having jurisdiction;

          3. Workers Compensation Insurance under the laws of the states in which operations are conducted;

          4. Comprehensive General Liability Insurance with limits of not less than $1 million including contractual liability and personal injury for libel, slander and assault insuring this Agreement (with any per occurrence deductible not to exceed $25,000);

     B. Company shall have the right to inspect each of the above-mentioned policies and bonds and Manager shall cause its insurers to provide Company with a certificate of insurance or other evidence of coverage which provides Company with 30 days notice of cancellation;


22.  ERRORS AND OMISSIONS

          Inadvertent delays, errors and/or omissions made in connection with this Agreement shall not relieve either party from any liability which would have attached had such delays, errors or omissions not occurred; provided that such delays, errors or omissions shall be rectified as soon as possible after discovery.


23.  ARBITRATION

     A. As a condition precedent to any right of action hereunder, any dispute or difference between the Company and the Manager relating to the interpretation or performance of this Agreement, including its formation or validity, or any transaction under this Agreement, whether arising before or after termination, shall be submitted to binding arbitration.

     B. Upon written request of any party, each party shall choose an arbitrator and the two chosen shall select a third arbitrator. If either party refuses or neglects to appoint an arbitrator within 30 days after receipt of the written request for arbitration, the requesting party may appoint a second arbitrator. If the two arbitrators fail to agree on the selection of a third arbitrator within 30 days of their appointment, each of them shall name three individuals, of whom the other shall decline two, and the decision shall be made by the Federal District Court for the Eastern District of Pennsylvania. All arbitrators shall be active or retired officers of insurance companies or insurance agencies, and disinterested in the outcome of the arbitration. Each party shall submit its case to the arbitrators within 30 days of the appointment of the third arbitrator.

     C. The parties hereby waive all objections to the method of selection of the arbitrators, it being the intention of both sides that all the arbitrators be chosen from those submitted by the parties.

     D. The arbitrators shall have the power to determine all procedural rules for the holding of the arbitration including but not limited to inspection of documents, examination of witnesses and any other matter relating to the conduct of the arbitration. The arbitrators shall interpret this Agreement as an honorable engagement and not as merely a legal obligation, they are relieved of all judicial formalities and may abstain from following the strict rules of evidence. The arbitrators may award interest and costs. Each party shall bear the expense of its own arbitrator and shall share equally with the other party the expense of the third arbitrator and of the arbitration.


24.  MANAGER TO ACT AS INDEPENDENT CONTRACTOR

          The Manager shall be and act as an independent contractor. Nothing contained herein shall be construed to create the relationship of employer and employee between the Company and the Manager.


25.  INDEMNIFICATION

     A. Manager agrees to indemnify, defend and hold harmless Company, their officers, agents and employees, from and against any and all liability, loss, damage or expense, including extracontractual and punitive damages and attorney's fees, incurred in connection with claims or demands for damages of any nature whatsoever, to the extent arising from or caused by any act or omission, tortious or otherwise, of Manager, its officers, agents or employees.

     B. Company agrees to indemnify, defend and hold harmless Manager, its officers, agents and employees, from and against any and all liability, loss, damage or expense, including extracontractual and punitive damages and attorney's fees, incurred in connection with claims or demands for damages of any nature whatsoever, to the extent arising from or caused by any act or omission, tortious or otherwise, of Company, its officers, agents or employees.


26.  REPRESENTATIONS AND WARRANTIES

     A. Company warrants and represents that the transactions contemplated hereby are (i) within the corporate powers of Company,
          (ii) have been duly authorized by all necessary corporate action of Company; (iii) constitute the legal, valid and binding obligations of Company, enforceable against it in accordance with its terms; and (iv) do not and will not conflict with, result in a breach in any of the provisions of; or constitute a default under the provisions of any law, regulation, licensing requirement, charter provision, by-law or other instrument applicable to Manager or its employees or to which Manager is a party or may be bound.

     B. Manager warrants and represents that the transactions and activities contemplated hereby are (i) within the corporate powers of Manager;
          (ii) have been duly authorized by all necessary corporate action of Manager; (iii) constitute the legal, valid and binding obligations of Manager, enforceable against it in accordance with its terms; and (iv) do not and will not conflict with, result in a breach in any of the provisions of, or constitute a default under the provisions of any law, regulation, licensing requirement, charter provision, by-law or other instrument applicable to Manager or its employees or to which Manager is a party or may be bound.

     C. Manager warrants and represents that it or an officer or employee is licensed as an agent or producer in all states in which business is written under this Agreement.


27.  TERMINATION

     A. This Agreement may be terminated at any time by the mutual agreement of the parties.

     B.   This Agreement may be terminated by Company as follows:

          1. Upon 30 days written notice in the event of a material default in this Agreement by Manager, unless the Manager has remedied such default prior to the end of the thirty (30) day period;

          2. Immediately upon written notice in the event of fraud, abandonment, gross or willful misconduct, insolvency, or lack of legal capacity to act on the part of Manager;

          3. Immediately upon written notice in the event Manager cancels or non-renews fifty percent(50%) or more of the business written pursuant to this Agreement in order to place the business with a carrier other than Legion Insurance Company.

     C.  This Agreement may be terminated by Manager as follows:

          1. Upon 30 days written notice to Company in the event of a material default in this Agreement by Company, unless the Company has remedied such default prior to the end of the thirty (30) day period;

          2. Immediately upon written notice in the event of fraud, abandonment, gross or willful misconduct, insolvency, or lack of legal capacity to act on the part of Company;

          3. Upon 30 days written notice to Company in the event the Company withdraws the Manager's authority to write business on risks located in a state where more than 10% of the business written under this Agreement is written.

     D. Termination in whole or in part of reinsurance of the Company on business covered by this Agreement shall result in the suspension of all authority granted to the Manager under this Agreement to assume business on behalf of the Company. Company shall give manager prompt notice of the termination of reinsurance, and shall endeavor to give such notice at least 90 days prior to such termination. In no event will notice be less than 30 days prior to termination.

     E. This Agreement shall terminate automatically without notice in the event of the bankruptcy, insolvency, liquidation or assignment for the benefit of creditors by either party, or if there is any material change in the ownership or control of the other party.

     F. This Agreement may be terminated by the Company or Manager at any time if the Company determines that any law or regulation of a federal, state or local government has rendered this Agreement illegal; but only insofar as this Agreement applies to such jurisdiction.

     G. Upon termination of this Agreement, no charges shall be made by the Manager or Company for services in settlement of accounts or winding up of affairs between the Company and the Manager.

     H. If this Agreement is terminated, neither party shall have any claim against the other for loss of prospective profits or fees or damage to business arising therefrom.

     I. In the event of termination of this Agreement, any business written hereunder and remaining with the

          Company shall be permitted to continue to normal expiration; provided, however that if the renewal date of any annual policy shall occur within a period of ninety (90) days after the date of termination of this Agreement, and such renewal shall have had renewal terms already committed, such policy shall be renewed and permitted to continue in force until its next annual renewal date.

     J.   In the event of termination of this Agreement:

          1. The Manager shall promptly cease all solicitation and underwriting activities provided for hereunder;

          2. The administration obligations of the Manager to the Company including but not limited to, policy servicing, record keeping and reporting functions, specified in this Agreement shall survive and shall continue to be discharged promptly by the Manager for a period of seven (7) years after the last item of insurance business written pursuant to this Agreement has been canceled or otherwise terminated.

     K. Notwithstanding the termination of this Agreement as hereinabove provided, the provisions of this Agreement shall continue to apply to the extent needed for all obligations and liabilities incurred by each party hereunder prior to such termination to be fully performed and discharged by such parties.

     L. In the event of the termination of this Agreement, the Manager's use and control of all expirations of business produced by Manager or sub-agents and local agents under the Program, and subject to the Company's rights to copies of such records, the Manager's work product and records relating thereto, shall be deemed the property of the Manager or sub-agents and local agents and left in its undisputed possession. The Company shall not use its records of those expirations in any marketing method for the sale, service or renewal of any form of insurance coverage, or other product which shall abridge the Manager's rights of ownership, use and control, and the Company shall not refer or communicate this expirations information or work product to any other agent or broker. Nothing in this paragraph shall modify in any way the Company's right to and ownership interest in all claims files and related information, including computer data relating to such claims, for claims on policies and certificates issued by or on behalf of the Company.

     M. In the event of the termination of this Agreement and the Program, the Company shall cooperate with Manager in Manager's efforts to place all business under this Program with another insurer to the extent Company's cooperation is required for a successful transition to such a new insurer.


28.  LEGAL ACTION

          The Manager and Company shall not take legal action against any third party in connection with any matter pertaining to the business of the other party without the written consent of the other party. Each party shall promptly notify the other party any legal action or threat of legal action involving that party with respect to any matters which are the subject of this Agreement.


29.  PRIVACY

     A. Pursuant to the provisions of the Insurance Information and Privacy Protection Act, as enacted in various states, Manager recognizes that, in the performance of its obligations under this Agreement, Company may disclose personal or privileged information about individuals collected or received in connection with insurance transactions.
          Since the disclosure of such information is protected by law, Manager agrees that it will not redisclose such information without the individual's written authorization, unless such disclosure is permitted by law.

     B. Pursuant to the provisions of the Insurance Information and Privacy Protection Act, as enacted in various states, Company recognizes that, in the performance of its obligations under this Agreement, Manager may disclose personal or privileged information about individuals collected or received in connection with insurance transactions.
          Since the disclosure of such information is protected by law, Company agrees that it will not redisclose such information without the individual's written authorization unless such disclosure is permitted by law.


30.  CURRENCY

          All amounts due to either party hereunder shall be payable in United States currency.


31.  ASSIGNMENT/SUBCONTRACTING

     A. This Agreement shall not inure to the benefit of any successor-in-interest of the Manager nor may any interest or obligation of the Manager under this Agreement be assigned in whole or part by the Manager without the written consent of the Company.

     B. The obligations of the Manager under this Agreement may not be subcontracted to any party without the express prior written consent of the Company, provided that such subcontract shall not relieve the Manager of its duties and obligations under this Agreement.

     C. This Agreement shall not inure to the benefit of any successor-in-interest of the Company, nor may any interest or obligation of the Company under this Agreement be assigned in whole or part by the Company without the written consent of the Manager.

     D. The obligations of the Company under this Agreement may not be subcontracted to any party without the express prior written consent of the Manager, provided that such subcontract shall not relieve the Company of its duties and obligations under this Agreement.


32.  NOTICES

          All notices, requests, consents and other communications by either party, arising out of this Agreement, must be in writing and addressed as follows:

          If to Company:

          Legion Insurance Company
          One Logan Square
          Suite 1400
          Philadelphia, PA 19103
          Attention:     Andrew S. Walsh
                         General Counsel

          If to Manager:

          Stirling Cooke Insurance Services, Inc.
          2801 Fruitville Rd., Suite 250
          Sarasota, FL 34237
          Attention:     Jack F. Arnold
                         President


33.  HEADINGS

          The subject headings of the Sections of this Agreement are included for purposes of identification and convenience only and shall not affect the construction or interpretation of any of its provisions.


34.  ENTIRE AGREEMENT

          This Agreement sets forth the entire understanding of the parties and supersedes any prior agreement or understanding relating to the subject matter hereof. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.


35.  MODIFICATION

          This Agreement may only be revised and/or modified in writing and must be accepted by both the Company and the Manager. No other change, modification, addition or deletion to any portion of this Agreement will be valid or binding upon either the Company or the Manager. Neither a representative of the Company nor the Manager has authority to waive any of the provisions of this Agreement or to modify or change any of its terms and conditions, except as provided herein.


36.  HONORABLE UNDERTAKING

          This Agreement is made in good faith and it is understood that all questions not specifically answered in the Agreement shall be settled in accordance with the custom and usage established in the industry.

37.  EXECUTION

          This Agreement shall not go into force until duly executed on behalf of the Manager and the Company.



IN WITNESS WHEREOF, the parties have set their hands:

at Philadelphia, Pennsylvania              at Sarasota, Florida
this _____ day of ____________, 19__            this 19th day of November, 1996

LEGION INSURANCE COMPANY                   STIRLING COOKE INSURANCE
                                                SERVICES, INC.


By: /s/                                  By: /s/
    --------------------                     -------------------
    Allen G. Barry, III                      Jack F. Arnold
    Vice President                           President


WITNESS:                                     WITNESS: /s/

                                   ADDENDUM 1

          This Addendum dated effective August 15, 1995 is attached to and made a part of the Agreement by and between Legion Insurance Company and Stirling Cooke Insurance Services, Inc., dated as of August 15, 1995.

BUSINESS COVERED:        Workers Compensation/Employers Liability Insurance on
                         business produced by Stirling Cooke Insurance Services,
                         Inc.

LIMITS OF LIABILITY:     Workers Compensation: Statutory
                         Employers Liability: up to $1,000,000 Per Occurrence

EXCLUSIONS:              Per underwriting guidelines agreed to by the parties

TERRITORY:               Risks located in Florida, Louisiana, South Carolina &
                         North Carolina and such other states as may be added to this by separate writing

POLICY PERIOD:           Policies commencing during the period 8/15/95 through
                         8/15/96

POLICY CANCELLATION:     As required by policy language, state statute, and per
                         underwriting guidelines agreed to by the parties

BASIS OF RATES:          Per rating plan agreed to by the parties and filed with
                         such states as may be required

MAXIMUM ANNUAL           Subject to total premium volume limitation under this
PREMIUM VOLUME:          agreement of $2,000,000
                                       ---------

REMUNERATION:            Company shall pay Manager 22% of Gross Collected
                         Premium (less cancellations and returns) for business written during the term of this Agreement.

IN WITNESS WHEREOF, the parties have set their hands:

at Philadelphia, Pennsylvania                    at Sarasota, Florida
this ____ day of _____________, 19__             this 19th day of November, 1996

LEGION INSURANCE COMPANY                         STIRLING COOKE INSURANCE
                                                 SERVICES, INC.

By: /s/                                          By: /s/
    Allen G. Barry, III                              Jack F. Arnold
    Vice President                                   President


WITNESS:                                          WITNESS:

                                   ADDENDUM 2

          This Addendum dated effective August 15, 1996 is attached to and made a part of the Agreement by and between Legion Insurance Company and Stirling Cooke Insurance Service, Inc., dated as of August 15, 1995.

BUSINESS COVERED:        Workers Compensation/Employers Liability Insurance on
                         business produced by Stirling Cooke Insurance Services,
                         Inc.

LIMITS OF LIABILITY:     Workers Compensation: Statutory
                         Employers Liability: up to $1,000,000 Per Occurrence

EXCLUSIONS:              Per underwriting guidelines agreed to by the parties

TERRITORY:               Risks located in Florida, Louisiana, South Carolina &
                         North Carolina and such other states as may be added to this by separate writing

POLICY PERIOD:           Policies commencing during the period August 15, 1996
                         through August 15, 1997

POLICY CANCELLATION
AND NON-RENEWAL:         As required by policy language, state statute, and per
                         underwriting guidelines agreed to by the parties

BASIS OF RATES:          Per rating plan agreed to by the parties and filed with
                         such states as may be required

MAXIMUM ANNUAL           Subject to total premium volume limitation under this
PREMIUM VOLUME:          agreement of $2,000,000

REMUNERATION:            Company shall pay Manager 22% of Gross Collected
                         Premium (less cancellations and returns) for business written during the term of this Agreement.

IN WITNESS WHEREOF, the parties have set their hands:

at Philadelphia, Pennsylvania                    at Sarasota, Florida
this ____ day of _____________, 19__             this 19th day of November, 1996

LEGION INSURANCE COMPANY                         STIRLING COOKE INSURANCE
                                                 SERVICES, INC.

By: /s/                                          By: /s/
    Allen G. Barry, III                              Jack F. Arnold
    Vice President                                   President

WITNESS:                                         WITNESS: